UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☑  Definitive Information Statement
☐  Definitive Additional Materials

CONCIERGE TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

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Date Filed:  April 17, 2015

CONCIERGE TECHNOLOGIES, INC.
29115 Valley Center Rd., Suite K-206
Valley Center, CA 92082

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

April 17, 2015

To the Stockholders of CONCIERGE TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN, that the holders of the outstanding shares of the common stock (“Common Stock”) and preferred stock (“Preferred Stock”)(collectively, the “Stock”) of Concierge Technologies, Inc. (“Company”) who, in the aggregate, hold a majority of the voting power of all shares of the Company’s Stock entitled to vote have, by written consent in lieu of a special meeting of the Company’s stockholders on February 26, 2015, approved of the following corporate actions (“Actions”):

(1) Approval of entry into stock redemption agreement (the “Stock Redemption Agreement”) which will result in a disposition of a significant amount of the Company’s assets and property; and

(2) Effecting a one-for-ten (1:10) reverse stock split of the Company’s issued and outstanding Common Stock and Preferred Stock, at any time between the Effective Date of this Information Statement (as defined below) and December 31, 2015, as determined by our Board of Directors (the “Board”), without further approval from the stockholders.

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Your vote is not required to approve the foregoing actions, and the enclosed Information Statement is not a request for your vote or a proxy. The accompanying information statement is furnished only to inform stockholders of the Actions taken by written consent described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about April 17, 2015, and we anticipate an effective date of the Actions to be May 7, 2015, subject to the Board’s discretion on when to implement the reverse stock split, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.  No dissenters’ rights are afforded to our stockholders under the Nevada Revised Statutes in connection with the Actions described more fully below.

This Notice and the attached Information Statement are being sent to you for informational purposes only, and you are not being asked to take any action with respect to the Actions.

By Order of the Board of Directors,

By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer and Chairman of the Board of Directors

DEFINITIVE INFORMATION STATEMENT

CONCIERGE TECHNOLOGIES, INC.
a Nevada corporation

29115 Valley Center Road, Suite K-206
Valley Center, CA 92082

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement (“Information Statement”) has been filed with the United States Securities and Exchange Commission (“SEC”) pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is being furnished to the holders of the outstanding shares of common stock (par value $0.001) of Concierge Technologies, Inc., a Nevada corporation (“Company,” “we,” “us,” “our,” or similar terms).  Effective February 26, 2015, pursuant to Section 78.320 of the Nevada Revised Statutes, the Company received, by written consent in lieu of a meeting, the approval of stockholders holding 400,000,000 shares of Common Stock and 32,451,499 shares of voting Preferred Stock, which represents 70.0% of the total possible vote authorizing the following actions (“Actions”):

(1) Approval of entry into stock redemption agreement (the “Stock Redemption Agreement”) which will result in a disposition of a significant amount of the Company’s assets and property; and

(2) Effecting a one-for-ten (1:10) reverse stock split of the Company’s issued and outstanding Common Stock and Preferred Stock, at any time between the Effective Date of this Information Statement (as defined below) and December 31, 2015, as determined by our Board of Directors (the “Board”), without further approval from the stockholders.

Stockholders holding an aggregate of 70.0% of the voting power of the Company as of February 26, 2015, with 400,000,000 shares of our outstanding Common Stock, with a power of one vote per share, and 32,451,499 shares of our voting Preferred Stock, with a power of twenty votes per share, have executed written consent resolutions approving the Actions.  A total of 1,498,407,178 voting shares were outstanding as of February 26, 2015.

As our stockholders holding a majority of the voting power of our outstanding capital stock have already approved of the Actions by written consent, we are not seeking approval for the Actions from any of our remaining stockholders, nor will they be given an opportunity to vote on the Actions.  All necessary corporate approvals have been obtained, and this Information Statement is being furnished solely for the purpose of providing advance notice to our stockholders of the Actions, as required by the Exchange Act.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated there under, the Actions cannot become effective until 20 days after the date this Information Statement is sent to our stockholders.  This Information Statement was mailed to our stockholders on or about April 17, 2015 (“Mailing Date”).  We expect the Actions to become effective approximately twenty (20) days after the Mailing Date.  Therefore, the effective date of the Actions is expected to be on or about May 7, 2015 (“Effective Date”), subject to the Board’s discretion on when to formally implement the reverse stock split following the Effective Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ITEM ONE – THE JANUS CAM DISPOSITION

Summary Term Sheet

We have entered into a Stock Redemption Agreement with two of our shareholders (the “Shareholders”) and our wholly-owned subsidiary Wireless Village, Inc. dba Janus Cam (“Janus Cam”) which provides the following:

●	The Company is transferring all ownership of Janus Cam to two Shareholders who are also current management of Janus Cam.

●
The Company will redeem and cancel 68,000,000 shares of Common Stock held by the Shareholders in exchange for all of the outstanding shares of common stock of Janus Cam and forgiveness of $300,000 advanced to Janus Cam by the Company.

●	The transaction will result in a complete disposition of Janus Cam, the Company’s main operating entity.

●	The transaction will result in the disposition of a significant amount of the Company’s assets and property which requires shareholder approval.

●	The Company retains significant capital from the recent change in control transaction.

●	The Company has retained a certain segment of the Janus Cam business through a product distribution agreement that has application to one specific customer

See “Transaction Information” below for a more detailed discussion of the terms of the Stock Redemption Agreement.

Parties to the Transaction

The Company.

Concierge Technologies, Inc., a Nevada corporation, was originally incorporated in California in 1993 as Fanfest, Inc. In 2002, the Company changed its name to Concierge Technologies, Inc.  Its administrative office is located in Valley Center, California and its mailing address and telephone number is 29115 Valley Center Road, Suite K-206, Valley Center, California 92082; (866) 800-2978.  The Company’s securities trade on the OTC’s Pink Sheets under the symbol “CNCG”.

The Company’s principal operations include the purchase and sale of digital equipment through its wholly owned subsidiary Wireless Village dba Janus Cam

Wireless Village, Inc. dba Janus Cam.

Wireless Village, Inc. dba Janus Cam, a Nevada corporation, was incorporated in 2006.  It is headquartered in South San Francisco, California and its mailing address and phone number is 31 Airport Boulevard, Suite G2, South San Francisco, California 94080; (650) 871-8696.

Janus Cam’s stock is currently held 100% by the Company.  Janus Cam is in the business of supplying of vehicle security cameras to taxi companies, transportation fleets and similar vehicles.

The Shareholders.

The Shareholders are Nelson Choi and Peter Park. They are current management of Janus Cam and collectively hold approximately 5.9% of the outstanding voting control of the Company.

Transaction Information

The following summaries highlight the material terms of the transaction documents relating to the Janus Cam Transaction (as defined below).  These summaries do not contain all of the information that may be important for you to consider in understanding the transaction.  Copies of the Stock Redemption Agreement and related documents were filed with the SEC on Form 8-K filed March 4, 2015 and are available upon request.

Stock Redemption Agreement

On February 26, 2015, the Company, entered into a Stock Redemption Agreement with the Shareholders and Janus Cam whereby the Company will redeem and cancel 68,000,000 shares of the Company’s Common Stock held by the Shareholders in exchange for all of the outstanding shares of common stock of Janus Cam held by the Company and the forgiveness of certain “Inter-Company Debt” of $300,000 advanced to Janus Cam by the Company (the “Transaction”).  At the closing of the Transaction, Janus Cam will no longer be affiliated with or a subsidiary of the Company and will instead be under the control of the Shareholders.

The Company has determined that the Transaction will result in the disposition of a significant amount of the Company’s assets and property such that majority shareholder approval of the Agreement is required pursuant to Nevada Revised Statutes (“NRS”) Section 78.565(1).

Entry into the Transaction was approved by the Board of the Company and by a majority of the Company’s shareholders representing 70.0% of the voting control of the Company by written consent effective February 26, 2015, subject to the filing of this Information Statement.

Assets Transferred and Liabilities Disposed:  The Company is selling a significant portion of the assets of its business, including the following assets held in Janus Cam: (i) all customer contracts, (ii) all supplier contracts, (iii) any intellectual property owned by Janus Cam, (iv) all accounts receivable, (v) all cash and other balance sheet assets held, (vi) all inventory, computers, network hardware and software, and miscellaneous equipment, and (vii) all other rights, assets, properties and business held for use in the conduct of Janus Cam’s business.

In addition, the Company has contributed $300,000 to Janus Cam to eliminate existing liabilities in connection with Janus Cam’s operations.  At Closing, Janus Cam will assume all of its operational liabilities, including those under existing customer contracts, vendor contracts, accounts payable and related liabilities.  The Company will have no further obligation as it relates to the operations of Janus Cam and all existing and future liabilities will remain the responsibility of Janus Cam.

Purchase Price Consideration:  As consideration for the disposition of Janus Cam and payment of $300,000 to cover Janus Cam liabilities, the Company is redeeming 68,000,000 shares of Common Stock held by the Shareholders which will be canceled by the Company.

The Board took into consideration the historic operational losses of Janus Cam, the current amount of debt held by Janus Cam and the employment agreements in place with the management team in order to determine a fair price for the business. The Board concluded that a further investment of $300,000 towards reduction in the outstanding debt of Janus Cam coupled with the redemption of shares issued to the Shareholders in 2010 would be a fair exchange for all parties and a benefit to the shareholders of the Company.

Conditions to Closing of Transaction: The Stock Redemption Agreement includes the following conditions to Closing: (i) delivery of executed copies of closing documents, (ii) the material accuracy of representations and warranties of the parties, (iii) the obtaining of the approval of the Transaction by the Company’s stockholders, (iv) the obtaining of regulatory approvals, (v) no material changes to Janus Cam business, including incurring any liabilities, debts, payables (contingent or otherwise), or obligations, and (vi) the resolution of a threatened legal action by Houston Transportation Systems against Janus Cam.

Representations and Warranties: The Stock Redemption Agreement includes customary representations and warranties. All representations and warranties will survive Closing.

Indemnification and Release: Janus Cam, the Shareholders and the Company have agreed to mutually indemnify each other for losses and claims arising from breaches of representations, warranties or covenants and breaches of obligations under the documents relating to the Transaction.

Upon Closing, Janus Cam, the Shareholders and the Company release and forever discharge each other from any and all claims, demands or liabilities whatsoever of every kinds or nature which any one or all of them has or may have or ever had against each other. The release excludes claims for breaches or enforcement of the Stock Redemption Agreement and any claims arising from actions intentionally taken by Janus Cam Released Parties constituting fraud or gross negligence of a material nature.

Distribution Agreement

On March 4, 2015, the Company entered into a distribution agreement (the “Distribution Agreement”) with Janus Cam whereby the Company will purchase Janus Cam’s V2HD camera for resale to specified customers. The Company will also provide installation services, technical support, product training and follow-on services to these customers.  The Distribution Agreement is effective immediately and will remain in existence following the closing of the Janus Cam Transaction set forth above.

The Company will continue to embark on a strategy of acquiring diverse business interests not reliant on the Janus Cam subsidiary. By divesting itself of the operational aspects of Janus Cam, yet retaining some key customer support functions, the Company expects to be better able to maintain profitable operations while sourcing additional revenue streams through mergers or acquisitions of viable businesses.

Purpose of Transaction

The Board believes that the Transaction (and resulting disposition of Janus Cam) under the terms of the Stock Redemption Agreement and related documents is in the best interests of the Company and its shareholders.

In reaching the decision to enter into the Transaction, the Board considered a number of factors. The Board took into consideration the historic operational losses of Janus Cam, the current amount of debt held by Janus Cam and the employment agreements in place with the management team in order to determine a fair price for the business. It was determined that the funding required to eliminate the Janus Cam debt and address the fixed operating costs of the business while continuing efforts to improve the technology and marketing of the Janus Cam products would exceed available cash reserves. The Board concluded that a further investment of $300,000 towards reduction in the outstanding debt of Janus Cam coupled with the redemption of shares paid to the Shareholders in 2010 would be a fair exchange for all parties and a benefit to the shareholders of the Company.

The Board further believes that the disposition of Janus Cam will allow management to focus on planned strategic initiatives adopted recently by the Board to diversify the holdings of the Company through mergers or acquisitions of revenue-producing, profitable enterprises.

The foregoing information and factors considered by the Board are not intended to be exhaustive.

Background, Past Contracts and Negotiations

From January 2015 to February 2015, the Company, Janus Cam and the Shareholders were engaged in negotiations of the terms of this transaction.  The parties further negotiated the terms of the Stock Redemption Agreement, Distribution Agreement and related documents, culminating in the terms of this transaction as set forth in this Information Statement.

Prior Change in Control Transaction

On January 26, 2015, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two accredited investors, Nicholas Gerber and Scott Schoenberger, (the “Purchasers”) pursuant to which the Company agreed to sell and the Purchasers agreed to purchase 400,000,000 shares of common stock (“Common Stock”) and 32,451,499 shares of Series B preferred stock (“Series B Preferred Stock”) (collectively, the “Shares”) of the Company in exchange for $3,000,000 USD (the “Change in Control Transaction”).

The Change in Control Transaction closed concurrently with the execution of the Securities Purchase Agreement on January 26, 2015 (the “Closing”). At Closing, the payment of the principal amount of $3,000,000 was provided to the Company (less $100,000 bridge loan previously provided to the Company) against the delivery of the Shares to the Purchasers.  The Change in Control Transaction was approved by the unanimous written consent of the Board of Directors (the “Board”) of the Company on January 26, 2015.

Pursuant to the terms of the Securities Purchase Agreement, Purchasers acquired a controlling interest in the Company due to the issuance of the Shares which constitutes 70.0% of the voting control of the Company.  Accordingly, at Closing on January 26, 2015, the Company effected a change in control.

PRO FORMA FINANCIAL STATEMENTS

Below is the pro-forma financial information as of the last balance sheet date of December 31, 2014 and reflect the historical and adjusted results of operations for the fiscal year ended June 30, 2014, the 3-month period ended September 30, 2014 and the 6-month period ended December 31, 2014.

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of June 30, 2014
	Historical	Adjustments	Pro Forma
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$20,454	$(1,256)	$19,198
Accounts receivable, net allowance for doubtful accounts of $25,186	159,047	(159,047)	-
Due from related party	12,084	(12,084)	-
Inventory, net	474,034	(474,034)	-
Other current assets	2,285	(2,285)	-
Total current assets	667,904	(648,706)	19,198

Security deposits	11,222	(11,222)	-
Property and equipment, net	12,456	(12,456)	-
Total assets	$691,582	$(672,384)	$19,198

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$953,578	$(677,370)	$276,208
Advance from customers	6,752	(6,752)	-
Notes payable - related parties	48,000	(10,000)	38,000
Notes payable	50,000	(50,000)	-
Convertible Debenture, net	118,000	-	118,000
Related party convertible debenture, net	204,700	-	204,700
Total liabilities	1,381,030	(744,122)	636,908

STOCKHOLDERS' DEFICIT
Preferred stock, 50,000,000 authorized par $0.001
Series A: 206,186 shares issued and outstanding at June 30, 2014	206	-	206
Series B: 9,498,409 shares issued and outstanding at June 30, 2014	9,498	-	9,498
Common stock, $0.001 par value; 900,000,000 shares authorized; 172,337,841 shares issued and outstanding at at June 30, 2014	240,339	(68,000)	172,339
Additional paid-in capital	3,954,217	(394,400)	3,559,817
Accumulated deficit	(4,893,708)	534,139	(4,359,569)
Total	(689,448)	71,739	(617,710)
Total liabilities and Stockholders' deficit	$691,582	$(672,384)	$19,198

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	As of December 31, 2014
	Historical	Adjustments	Pro Forma
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$86,883	$(28,098)	$58,785
Accounts receivable, net allowance for doubtful accounts of $25,186	56,080	(56,080)	-
Due from related party	80,994	(80,994)	-
Inventory, net	187,696	(187,696)	-
Other current assets	3,054	(3,054)	-
Total current assets	414,707	(355,922)	58,785

Security deposits	11,222	(11,222)	-
Property and equipment, net	9,260	(9,260)	-
Total assets	$435,189	$(376,404)	$58,785

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$750,213	$(456,756)	$293,457
Advance from customers	2,707	(2,707)	-
Notes payable - related parties	38,000	-	38,000
Notes payable	85,000	(50,000)	35,000
Convertible Debenture, net	63,224	-	63,224
Derivative Liability	48,878	-	48,878
Related party convertible debenture, net	204,700	-	204,700
Total liabilities	1,192,722	(509,463)	683,259

STOCKHOLDERS' DEFICIT
Preferred stock, 50,000,000 authorized par $0.001
Series A: 206,186 shares issued and outstanding at December 31, 2014 and June 30, 2014	206	-	206
Series B: 5,092,045 shares issued and outstanding at December 31, 2014 and 9,498,409 June 30, 2014	5,092	-	5,092
Common stock, $0.001 par value; 900,000,000 shares authorized; 270,235,368 shares issued and outstanding at December 31, 2014 and 240,337,841 shares issued and outstanding at at June 30, 2014	338,236	(68,000)	270,236
Additional paid-in capital	3,983,422	(394,400)	3,589,022
Accumulated deficit	(5,084,489)	595,460	(4,489,029)
Total	(757,533)	133,060	(624,474)
Total liabilities and Stockholders' deficit	$435,189	$(376,404)	$58,785

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF OPERATIONS
(UNAUDITED)

	For the year ended June 30, 2014
	Historical	Adjustments	Pro Forma
Net revenue	$2,268,127	$(2,216,617)	$51,510

Cost of revenue	1,318,657	(1,270,615)	48,042

Gross profit	949,471	(946,003)	3,468

Operating expense

General & administrative expense	1,307,571	(1,234,714)	72,857

Operating Loss	(358,100)	288,711	(69,389)

Other income (expense)
Other income	58,701	(58,701)	-
Interest expense	(19,620)	4,640	(14,979)
Beneficial conversion feature expense	-
Total other income (expense)	39,081	(54,061)	(14,979)

Loss from continuing operations before income taxes	(319,019)	234,651	(84,368)

Provision of income taxes	800	(800)	-

Proforma Loss from Continuing Operations	(319,819)	235,451	(84,368)

Gain from disposal of subsidiary	-	4,234	4,234

Pro forma net gain (loss)	$(319,819)	$239,685	$(80,134)

Pro forma Weighted average shares of common stock *
Basic & Diluted	240,337,841	68,000,000	172,337,841

Pro forma net loss per common share
Basic & Diluted	$(0.00)		$(0.00)

* Weighted average number of shares used to compute basic and diluted loss per share is the same as the effect of dilutive securities are anti dilutive

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA STATEMENT OF OPERATIONS
(UNAUDITED)

	For the three months period ended December 31, 2014			For the six months period ended December 31, 2014
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Net revenue	$380,384	$(191,820)	$188,564	$800,823	$(449,848)	$350,975

Cost of revenue	224,282	(48,599)	175,683	508,169	(180,824)	327,345

Gross profit	156,102	(143,220)	12,882	292,654	(269,024)	23,630

Operating expense

General & administrative expense	141,096	(129,367)	11,729	356,243	(330,748)	25,495

Operating Loss	15,006	(13,853)	1,152	(63,589)	61,724	(1,865)

Other income (expense)
Other income	1,189	(1,189)	-	2,250	(2,250)	-
Interest expense	(31,230)	2,062	(29,168)	(79,764)	4,515	(75,249)
Beneficial conversion feature expense	(14,112)	-	(14,112)	(48,877)	-	(48,877)
Total other income (expense)	(44,153)	873	(43,280)	(126,391)	2,265	(124,126)

Loss from continuing operations before income taxes	(29,147)	(12,981)	(42,128)	(189,980)	63,989	(125,991)

Provision of income taxes	-	-	-	800	(800)	-

Proforma Loss from Continuing Operations	(29,147)	(12,981)	(42,128)	(190,780)	64,789	(125,991)

Gain from disposal of subsidiary	-	236,218	236,218	-	236,218	236,218

Pro forma net gain (loss)	$(29,147)	$223,237	$194,090	$(190,780)	$301,007	$110,226

Pro forma Weighted average shares of common stock *
Basic & Diluted	336,924,071	68,000,000	268,924,071	333,259,611	68,000,000	265,259,611

Pro forma net loss per common share
Basic & Diluted	$(0.00)		$0.00	$(0.00)		$0.00

* Weighted average number of shares used to compute basic and diluted loss per share is the same as the effect of dilutive securities are anti dilutive

Basis of Presentation

Closing of the disposition of Janus Cam is subject to several conditions, including shareholder approval, regulatory approval and settlement of certain operational issues of Janus Cam. The accompanying pro-forma financial information have been prepared as of the last balance sheet date of December 31, 2014 and reflect the historical and adjusted results of operations for the fiscal year ended June 30, 2014, the 3-month period ended September 30, 2014 and the 6-month period ended December 31, 2014.

The gain of $236,218 realized in the divestiture of Janus Cam is attributed to the market value of the shares being redeemed minus the forgiveness of intercompany debt plus the excess of Janus Cam liabilities over their assets. Janus Cam's net operating loss of $64,789 for the 6-month period ending December 31, 2014 is not included in the calculation of the gain but appears separately as an adjustment to the proforma loss for continuing operations on the Pro Forma Statement of Operations.

The Company has retained a certain segment of the Janus Cam business through a product distribution agreement that currently has application to one specific customer. The sales revenues and cost of goods sold are measurable for this specific customer and have been included in the Proforma Statement of Operations for the continuing business of the Company.

We are providing this information to aid you in your analysis of the financial aspects of the disposition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of the Company and subsidiary (Janus Cam) and the related notes thereto.

ITEM TWO – THE 1:10 REVERSE STOCK SPLIT

The Company, as authorized by the necessary actions of its Board and stockholders, has approved the adoption of a one-for-ten (1:10) reverse stock split whereby record owners of the Company’s Stock as of the close of business on the day immediately preceding the Effective Date, shall, on the Effective Date, own one share of Stock for every ten shares held as of the close of business on the date immediately preceding the Effective Date (the “Reverse Stock Split”). The Reverse Stock Split will become effective as determined by the Board in its discretion at any time between the Effective Date of this Information Statement and December 31, 2015.

            The capital accounts of the Company shall remain unaffected by the Reverse Stock Split and, consequently, upon such Reverse Stock Split, the stated value of the Stock will remain the same as before the Reverse Stock Split. The par value of the Common Stock will remain $0.001 per share. Any Common Stock or Preferred Stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split applies to the issued and outstanding Common Stock and Preferred Stock of the Company.  There will not be a corresponding split of the authorized shares of Common Stock or Preferred Stock of the Company.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

 The Reverse Stock Split will become effective as determined by the Board in its discretion at any time between the Effective Date of this Information Statement and December 31, 2015. Upon the effectiveness of the Reverse Stock Split, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Issuer Direct, 500 Perimeter Park Drive, Morrisville, North Carolina 27560, Phone: (877) 481-4014, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE

FRACTIONAL SHARES

We will not issue fractional certificates for post-reverse split shares in connection with the Reverse Split. The Company will round up to the nearest whole share in connection with the Reverse Split.  If the fractional share is below 0.5, round down to the nearest whole number. All stockholders will receive at least one share.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

The Board believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of the Stock by institutional investors, the financial community and the investing public. The Board also believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares of Stock outstanding after the Reverse Stock Split.

 There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board cannot predict what effect the Reverse Stock Split will have on the market for, or market price of, the Common Stock.

 The par value of the Common Stock will remain at $0.001 per share and the par value of the Preferred Stock will remain at $0.001 per share following the Reverse Stock Split, the number of authorized shares of Common Stock will remain at 900,000,000 and the number of authorized shares of Preferred Stock will remain at 50,000,000, and the number of shares of the Common Stock and Preferred Stock issued and outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock and Preferred Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock and Preferred Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company’s total stockholder equity. All share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

BENEFICIAL OWNERSHIP OF COMMON STOCK

            The following table sets forth information as of February 26, 2015 with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Company’s Common Stock by (1) each director of the Company, (2) the Named Executive Officers of the Company, (3) each person or group of persons known by the Company to be the beneficial owner of greater than 5% of the Company’s outstanding Common Stock, and (4) all directors and officers of the Company as a group:

Name and Address of Beneficial Owner(1)(2)	Amount of Beneficial Ownership of Shares	Percentage of Common Stock Outstanding(3)
Nicholas Gerber(4)	699,353,307	56.8%
Scott Schoenberger (5)	349,676,673	36.3%
David Neibert (6)	8,773,219	1.1%
Matt Gonzalez (7)	70,017,140	8.57%
Hansu Kim (7)	70,017,140	8.57%
Nelson Choi	44,063,640	5.9%
Peter Park	44,063,640	5.9%
All Directors and Officers as a Group (8)	1,127,820,339	76.9%
 ________________________________

(1)	Except as otherwise noted, the address of each of these persons is c/o the Company at 29115 Valley Center Road, Suite K-206, Valley Center, CA 92082.
(2)	Unless otherwise noted, all persons named in the table have sole voting and dispositive power with respect to all Common Stock beneficially owned by them.
(3)
The percentage of class is calculated pursuant to Rule 13d-3(d) of the Exchange Act which percentages are calculated on the basis of the amount of outstanding securities, plus securities deemed outstanding pursuant to Rule 13d-3(d)(1).

(4)
Mr. Gerber is the Chief Executive Officer, President and Secretary of the Company and Chairman of the Board of Directors.  Mr. Gerber’s shares are held by the Nicholas and Melinda Gerber Living Trust (the “Gerber Trust”) and Mr. Gerber serves as sole trustee of the Gerber Trust, and total 699,353,307 shares, consisting of 266,666,667 shares of Common Stock and 21,634,332 shares of Series B Preferred Stock (which, after giving effect to their conversion, would be 432,686,640 shares of Common Stock) representing 56.8% of the outstanding shares of Common Stock (giving effect to the conversion of the Series B Preferred Stock held by the Gerber Trust) which percentage is based on 1,170,922,008 outstanding shares of Common Stock (giving effect to the conversion of their Series B Preferred Stock). As such, the Gerber Trust and Mr. Gerber share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(5)
Mr. Schoenberger is a member of the Board of Directors of the Company.  Mr. Schoenberger’s shares are held by the Schoenberger Family Trust (the “Schoenberger Trust”) and Mr. Schoenberger serves as sole trustee of the Schoenberger Trust, and total 349,676,673 shares, consisting of 133,333,333 shares of Common Stock and 10,817,167 shares of Series B Preferred Stock (which, after giving effect to their conversion, would be 216,343,340 shares of Common Stock) representing 36.3% of the outstanding shares of Common Stock (giving effect to the conversion of the Series B Preferred Stock held by the Gerber Trust) which percentage is based on 962,848,708 outstanding shares of Common Stock (giving effect to the conversion of their Series B Preferred Stock). As such, the Schoenberger Trust and Mr. Schoenberger share power to vote or to direct the vote of the shares and share power to dispose or to direct the disposition of these shares.

(6)	Mr. Neibert is the Chief Financial Officer of the Company and a member of the Board of Directors.
(7)
Mr. Gonzalez is a member of the Board of Directors of the Company.  Mr. Gonzalez and Mr. Hansu Kim are 50% partners and share voting and dispositive power in Gonzalez & Kim, a California general partnership, which holds 3,500,856 shares of Series B Preferred Stock (which after giving effect to their conversion would total 70,017,140 shares of Common Stock) constituting 8.57% of the outstanding shares of Common Stock which percentage is based on 816,522,508 outstanding shares of Common Stock (giving effect to the conversion of their Series B Preferred Stock).

(8)	Percentage calculated as a group based on 1,465,552,488 outstanding shares of Common Stock (giving effect to the conversion of each of the directors’ and officers’ Series B Preferred Stock).

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

 The Company will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that the Reverse Stock Split will have, among others, the following material federal income tax effects:

 1.    A stockholder will not recognize gain or loss on the exchange of Stock as a result of the Reverse Stock Split. In the aggregate, the stockholder’s basis in shares of New Stock (including any fractional share deemed received) will equal his or her basis in shares of Old Stock.

 2.    A stockholder’s holding period for tax purposes for shares of Stock will be the same as the holding period for tax purposes of the shares of Stock exchanged therefor as a result of the Reverse Stock Split.

 3.    The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general nonrecognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

 The above summary does not discuss any state, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS INFORMATION STATEMENT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE “SAFE-HARBOR” PROVISIONS OF THAT ACT. FORWARD-LOOKING STATEMENTS REGARDING ECONOMIC CONDITIONS, EFFECTS OF CORPORATE INITIATIVES (INCLUDING THE REVERSE STOCK SPLIT DISCUSSED HEREIN), FUTURE PROFITABILITY, PROJECTIONS, FUTURE REVENUE OPPORTUNITIES, AND THEIR IMPACT ON THE COMPANY, ARE FORWARD-LOOKING STATEMENTS AND NOT HISTORICAL FACTS. THESE STATEMENTS ARE ESTIMATES OR PROJECTIONS INVOLVING NUMEROUS RISKS OR UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, FLUCTUATIONS IN GENERAL ECONOMIC CONDITIONS, POTENTIAL STOCK TRANSACTIONS, THE EFFECT OF STOCK SPLITS ON MARKET PERFORMANCE, AND CHANGES IN POLICIES BY REGULATORY AGENCIES. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. ACTUAL RESULTS OR EVENTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS THE COMPANY CAUTIONS READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, in the Actions.

NO DISSENTERS’ RIGHTS

Under the Nevada Revised Statutes, our dissenting stockholders are not entitled to appraisal rights with respect to the Actions, and we will not independently provide our stockholders with any such right.

SOLICITATION COSTS

We will bear the costs of preparing, assembling and mailing the Information Statement in connection with the Actions.  Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Information Statement to beneficial owners.  We will, upon request, reimburse those persons and entities for expenses incurred in forwarding this Information Statement to our stockholders.

POTENTIAL ANTI-TAKEOVER EFFECTS OF REVERSE STOCK SPLIT

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these, together with other anti-takeover provisions in our charter documents (as discussed below) and provided by Nevada law, could potentially limit the opportunity for the Company’s stockholders to dispose of their stock at a premium.  These provisions may have the effect of deterring hostile takeovers or delaying changes in the Company’s control or management.

As indicated above, the purpose of the Reverse Stock Split is to ensure that we have sufficient authorized capital to undertake any additional equity financings or acquisitions that the Company may wish to enter into in the future.  Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action is not being adopted to deter any effort to obtain control of our company and is not being adopted as an anti-takeover measure.  We have no arrangements, agreements, or understandings in place at the present time for the issuance or use of any additional shares of common stock to be authorized by the Reverse Stock Split except as otherwise discussed herein.

Unissued Preferred Stock

Our charter documents currently authorize the issuance of up to 50,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by our Board. The issuance of unissued preferred stock with voting, conversion or other rights or preferences, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of (i) delaying or preventing a change in control, (ii) causing the market price of the Common Stock to decline, (iii) impairing the voting power and other rights of the holders of the Common Stock, or (iv) could result in a significant dilution of the voting rights and the stockholders' equity, of then existing shareholders.

No Cumulative Voting

Our charter documents do not provide for cumulative voting in the election of directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the Exchange Act and are required to file reports, information statements and other information with the SEC regarding our business, financial condition and other matters pursuant to and in accordance with the Exchange Act.  You may read and copy the reports, information statements and other information filed by us at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for additional information about the public reference facilities.  The reports, information statements and other information filed with the SEC are also available to the public over the internet at http://www.sec.gov, the internet website of the SEC.  All inquiries regarding our Company should be addressed to our corporate counsel at Horwitz + Armstrong, LLP, Attn: Christopher L. Tinen, Esq., 26475 Rancho Parkway South, Lake Forest, California 92630.

BY ORDER OF THE COMPANY’S BOARD OF DIRECTORS

By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer and Chairman of the Board of Directors